Exhibit 3.1

Amended and Restated Bylaws

of

Motorsport Games Inc.

(a Delaware Corporation)

As Adopted on July 22, 2026

* * * * *

ARTICLE 1

OFFICES

Section 1.01.	Registered Office. The registered office of Motorsport Games Inc. (the “Corporation”) shall be in the Dover, Kent County, Delaware 19901, State of Delaware.

Section 1.02.	Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.03.	Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01.	Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

Section 2.02.	Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as designated by the Board of Directors in its sole discretion. The purpose of this meeting shall be for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with the requirements of the Corporation’s bylaws (these “Bylaws”), the Corporation’s certificate of incorporation, as amended (the “Certificate of Incorporation”), the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), and other applicable law.

Section 2.03.	Special Meetings. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the President of the Corporation and may not be called by any other person.

Section 2.04.	Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a)	Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)	A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05.	Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at a stockholders’ meeting. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting power of the stockholders present in person or represented by proxy at the meeting or the individual acting as chairman of the meeting may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. The individual acting as chairman of the meeting may also, from time to time, for any or no reason, adjourn or recess any meeting of stockholders. At such adjourned meeting at which a quorum shall be present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified.

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Section 2.06.	Voting.

(a)	Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange.

(b)	Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c)	Votes may be cast by any stockholder entitled to vote in person or by his proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

Section 2.07.	No Action by Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2.08.	Organization and Conduct of Meetings.

(a)	Meetings of the stockholders shall be presided over, and called to order, by the Chairman of the Board, or, in the absence of the Chairman of the Board, the Chief Executive Officer, if any, or, in the absence of the Chief Executive Officer, by the President, or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or, in the absence of such designation by the Board of Directors, by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary of the Corporation (the “Secretary”), or in the absence of the Secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

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(b)	To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to, or in the absence of the Board of Directors doing so, the chairman of the meeting shall have the right and authority, and shall be entitled to, prescribe such rules, regulations, and procedures and to do all such acts and things as it, he, or she, as the case may be, determines, in its, his, or her sole discretion, without any action by the stockholders, to be necessary, appropriate, desirable, or convenient for the proper conduct of the meeting, including, without limitation, (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) establishing procedures for the maintenance of order and safety; (iii) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies, and such other persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies, and other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments on the affairs of the Corporation; (vi) restricting entry to such meeting after the time prescribed for the commencement thereof; (vii) removing any stockholder or any other person who refuses to comply with meeting procedures, rules, or guidelines as established by the chairman of the meeting; (viii) restricting use of any audio or video recording or transmitting devices at the meeting: (ix) determining when and for how long the polls should be opened and when the polls should be closed; (x) announcing the results of voting; and (xi) taking such other action as is deemed necessary, appropriate, desirable, or convenient for the proper conduct of the meeting.

(c)	The Board of Directors or the chairman of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots. No inspector, whether appointed by the Board of Directors or by the person acting as chairman of the meeting, need be a stockholder of the Corporation. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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Section 2.09.	Conduct of Business at a Stockholders Meetings.

(a)	Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting in accordance with these Bylaws, the Certificate of Incorporation, Delaware Law, and other applicable law.

For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (ii) if not specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof duly authorized to bring nominations or other business before the meeting; or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation who is Present in Person (as defined below) in accordance with these Bylaws. For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be brought before an annual meeting, a stockholder must (i) be a stockholder of record of the Corporation as of the record date set by the Board of Directors for the purpose of determining stockholders entitled to notice of, and to vote at, the annual meeting and at the time of such meeting (and any postponement or adjournment thereof); (ii) be a stockholder of record at the time of giving of the notice by the stockholder provided for in this Section 2.09; (iii) be entitled to vote at the meeting (and any postponement or adjournment thereof) in the election of each individual so nominated and on any such other business proposed by such stockholder; (iv) be Present in Person at the applicable annual meeting (and any postponement or adjournment thereof); and (v) comply in all applicable respects with the requirements and procedures set forth in these Bylaws, including, but not limited to, this Section 2.09, and with other requirements of applicable law. This Section 2.09, together with the requirements of Section 2.10 and, as applicable, Section 2.11, shall be the exclusive means for a stockholder to bring nominations and/or other business proposals before an annual meeting of stockholders (other than matters properly brought before the meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder and the interpretative guidance of the Staff of the U.S. Securities and Exchange Commission (the “SEC”) relating thereto) (the “Exchange Act”) and included in the Corporation’s notice of meeting). For the purposes of these Bylaws, (A) “Present in Person” shall mean that the stockholder proposing nominees for election as directors or other business to be brought before the stockholders’ meeting, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such stockholders’ meeting (unless such meeting is held by means of the Internet or other electronic technology in which case the proposing stockholder or, if applicable, its qualified representative shall be present at such stockholders’ meeting by means of the Internet or other electronic technology); and (B) “qualified representative” shall mean (i) if the stockholder is a corporation, any duly authorized officer of such corporation; (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company; (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership; (iv) if the stockholder is a trust, the trustee of such trust; or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

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(b)	Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (ii) if not specified in the Corporation’s notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof).

Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record of the Corporation as of the record date set by the Board of Directors for the purpose of determining stockholders entitled to notice of, and to vote at, the special meeting, at the time the stockholder’s notice provided for in this Section 2.09 is delivered to the Secretary, and at the time of the special meeting (and any adjournment or postponement thereof); (B) is entitled to vote at the meeting (and any adjournment or postponement thereof) in the election of each individual so nominated; and (C) complies with the notice and other procedures and requirements set forth in these Bylaws as well as all applicable law, including, without limitation, the Exchange Act, in connection with such nomination and all related actions. This Section 2.09(b) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

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(c)	General. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, Delaware Law, or other applicable law, the chairman of any annual or special meeting shall have the power to determine, in consultation with counsel (who may be the Corporation’s internal counsel), whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws, including, without limitation, whether any proposing stockholder breached, or took any action contrary to, any of the representations, undertakings, or commitments made in the stockholder’s notice it delivered to the Corporation or any of the documents submitted in connection therewith, and, if it is determined that any proposed nomination was not made, or other business was not proposed, in compliance with these Bylaws, to declare that no action shall be taken on such proposed nomination or other business and such proposed nomination or other business shall be disregarded notwithstanding that proxies in respect of such proposed nomination or other business may have been received by the Corporation.

Section 2.10.	Advance Notice of Stockholder Business and Nominations.

(a)	Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 2.10(c)(9) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.09(a) of these Bylaws, the stockholder must have given timely and proper notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation, and agreement required by Section 2.11 of these Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, must have complied with the Exchange Act and other applicable law in connection with such nominations or other business, including, without limitation, with respect to nominations, Rule 14a-19 promulgated thereunder, and such other business must otherwise (A) be a proper subject to be proposed and voted upon by stockholders of the Corporation under these Bylaws, the Certificate of Incorporation, Delaware Law, and other applicable law, and (B) not relate to a matter that is expressly reserved for action by the Board under these Bylaws, the Certificate of Incorporation, Delaware Law, or other applicable law.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or, if the Corporation did not hold an annual meeting in the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation (such deadline for the delivery of a stockholder’s notice being hereinafter referred to as the “Stockholder Notice Deadline”). In no event shall any adjournment, recess, or postponement of an annual meeting or the public announcement or other disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at the next annual meeting is increased by the Board of Directors, and there is no public announcement by the Corporation of such action specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting or, if the Corporation did not hold an annual meeting in the preceding year, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely with respect to the next annual meeting, but only with respect to nominees for any new director positions created by such increase that would be filled at the next annual meeting, and only with respect to a stockholder who, prior to the Stockholder Notice Deadline, submits to the Corporation a timely and proper stockholder’s notice proposing nominees for election to the Board of Directors at such annual meeting in compliance with this Section 2.10(a) in all applicable respects, if such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior advance notice submission. If a stockholder fails to provide such written update to the stockholder’s notice within such period, such notice may be deemed not to have been provided in accordance with this Section 2.10. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit or prejudice the Corporation’s rights with respect to asserting any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

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Further, upon written request by the Secretary or the Board of Directors, any stockholder who submits a stockholder notice with respect to a stockholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the sole discretion of the Board of Directors or the Secretary, as applicable, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.10, and (B) a written update of any information (including, if requested by the Secretary or the Board of Directors, written confirmation by such stockholder that it continues to intend to bring such nomination(s) or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.10 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested and, accordingly, the stockholder notice, may be deemed not to have been provided in accordance with this Section 2.10.

(b)	Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting, subject to the provisions of Section 2.09(b) of these Bylaws.

Subject to Section 2.10(c)(9) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely and proper notice thereof (including the information required by Section 2.10(c)(1) of these Bylaws and the completed and signed questionnaire, representation, and agreement required by Section 2.11 of these Bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary. To be timely, a stockholder’s notice pursuant to the preceding sentence shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess, or postponement of a special meeting of stockholders, or the public announcement or other disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, to be considered timely and proper, a stockholder’s notice pursuant to the first sentence of this paragraph shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

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(c)	Disclosure Requirements.

(1)	To be in proper form, a stockholder’s notice to the Secretary must include the following, as applicable:

(A)	As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth:

(i)	the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii)	the class or series and number of shares of stock which are owned beneficially and/or of record by such stockholder and/or beneficial owner, the date on which such shares were acquired and the investment intent at the time of such acquisition, and any shares of any class or series of stock of the Corporation as to which such stockholder and such beneficial owner has a right to acquire beneficial ownership at any time in the future;

(iii)	a description of any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective Affiliates or Associates, and any other persons, including, in the case of a nomination, the proposed nominee;

(iv)	a description of any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary), including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, that has been entered into by, or on behalf of, such stockholder or such beneficial owner and any of their Affiliates or Associates, whether or not such instrument or right shall be subject to settlement in underlying shares of stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner or any of their Affiliates or Associates, with respect to securities of the Corporation;

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(v)	a reasonably detailed description of any material pending or threatened legal proceeding in which such stockholder or such beneficial owner is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers or directors;

(vi)	a reasonably detailed description of any material relationship between such stockholder or such beneficial owner, on the one hand, and the Corporation or any Affiliate or Associate of the Corporation, on the other hand;

(vii)	a reasonably detailed description of any plans or proposals of such stockholder or such beneficial owner relating to the Corporation that would be required to be disclosed by such stockholder or beneficial owner pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such stockholder or such beneficial owner pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such stockholder or beneficial owner) together with a description of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements, or understandings;

(viii)	a representation that such stockholder is a holder of record of stock entitled to vote at such meeting and intends to be Present in Person at the meeting to nominate the person or persons specified in the notice and/or to bring such other business included in its notice before the meeting, as applicable, and an acknowledgment that, if such stockholder is not Present in Person at such meeting to nominate the proposed nominee(s) or to bring such business included in its notice, as applicable, before such meeting, the Corporation need not present such business or proposed nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(ix)	for a stockholder intending to solicit proxies in support of director nominees (other than the Corporation’s nominees), a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies in support of its nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, including delivering a proxy statement and form of proxy to holders representing at least sixty-seven percent (67%) of the Corporation’s voting shares entitled to vote on the election of directors in support of such nominee or nominees and to otherwise comply with all applicable provisions of Rule 14a-19 promulgated under the Exchange Act (including the Staff of the SEC’s interpretative guidance relating thereto), or, in the case of a stockholder soliciting proxies in support of a proposal other than nominations, to holders of at least the percentage of outstanding stock required to approve or adopt the proposal; and

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(x)	any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings, required to be made pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest in which such stockholder or such beneficial owner is a participant.

(B)	If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth:

(i)	a description of the business proposed to be brought before the meeting;

(ii)	the reasons for conducting such business at the meeting;

(iii)	a description of any material interest of such stockholder, the beneficial owner, if any, on whose behalf the proposal is made, or any of their Affiliates or Associates in such proposed business, including a description of any anticipated benefit therefrom to such stockholder, beneficial owner, or their Affiliates or Associates;

(iv)	a description of all agreements, arrangements, and understandings (whether written or oral, formal or informal, or monetary or non-monetary) between or among such stockholder, the beneficial owner, if any, on whose behalf the business is being proposed, any of their Affiliates or Associates, and any other person or persons (including their names) in connection with the proposal of such business;

(v)	the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these Bylaws, the Certificate of Incorporation, or any policy of the Corporation (whether binding or precatory), the text of the proposed amendment); and

(vi)	any other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act.

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(C)	As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth:

(i)	the name, age, email address, business address, and residence address of such individual;

(ii)	the principal occupation or employment of such individual;

(iii)	the information required by Section 2.10(c)(1)(A)(i) through Section 2.10(c)(1)(A)(vii) (replacing references to “such stockholder” with “such individual”);

(iv)	a description in reasonable detail of any and all direct and indirect compensation, reimbursement, indemnification, benefits, and other agreements, arrangements, and understandings (whether written or oral, formal or informal, or monetary or non-monetary) and any other material relationships (i) between or among such individual and the stockholder submitting the stockholder’s notice or any Affiliate or Associate thereof, including all information that would be required to be disclosed pursuant to Items 403 and 404 of Regulation S-K (or any successor provision) as promulgated by the SEC pursuant to the Exchange Act if the stockholder submitting the stockholder’s notice or any Affiliate or Associate thereof was the “registrant” for purposes of such Items and such individual was a trustee, director, or executive officer of such registrant, and (ii) between or among such individual and any other person or entity (naming such person or entity) in connection with such individual’s proposed nomination to the Board of Directors, and, if elected, such individual’s service as a member of the Board of Directors;

(v)	to the extent that such individual has been previously convicted (regardless of whether the conviction was subsequently overturned or expunged) in any state or federal court of any criminal offense involving a felony, fraud, dishonesty, or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto;

(vi)	a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled, or dismissed, relating to such individual’s past or current service on the board of directors, board of trustees, or similar governing body of any corporation, limited liability company, partnership, trust, or any other entity;

(vii)	a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) between such individual and any person as to how such individual, if elected as a director of the Corporation, would act or vote on any issue or question that may come before the Board of Directors;

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(viii)	a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal, or informal, or monetary or non-monetary) between such individual and any person that could limit or interfere with such individual’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law;

(ix)	a description in reasonable detail of any business or personal interests that could place such individual, if elected as a director of the Corporation, in a potential conflict of interest with the Corporation or any of its subsidiaries;

(x)	the amount of any equity securities beneficially owned by such individual in any person or entity that competes with the Corporation;

(xi)	all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in any proxy statement and other proxy materials as a nominee and to serving as a director if elected); and

(xii)	such other information regarding such individual as may reasonably be requested by the Secretary or the Board of Directors in writing prior to the meeting of stockholders at which the nomination of such individual is intended to be made in order for the Board of Directors to assess the qualifications, suitability, and eligibility of such individual to serve as a director, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such individual under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation (such information, if requested by the Secretary or the Board of Directors, must be provided within five (5) business days after it has been requested).

(D)	With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above of this Section 2.10(c)(1), also include a completed and signed questionnaire, representation, and agreement required by Section 2.11 of these Bylaws. In addition, the Board of Directors may require any individual proposed as a nominee to the Board of Directors to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within five (5) business days following any request therefor from the Board of Directors or any committee thereof, and such proposed nominee shall be completely candid and truthful in responding to any questions posed during such interviews.

(2)	In no event can a stockholder include in a stockholder’s notice a number of proposed nominees for election as directors that is greater than the number of directors to be elected to the Board of Directors at the stockholders’ meeting to which that stockholder’s notice relates.

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(3)	A stockholder submitting a stockholder’s notice, by its delivery to the Corporation, represents and warrants that all information contained therein, when submitted, is accurate in all respects. If any information contained in a stockholder’s notice submitted pursuant to this Section 2.10 is determined to be inaccurate, such stockholder’s notice may be deemed not to have been provided in accordance with this Section 2.10. Any stockholder who submits a stockholder’s notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.10 (including if such stockholder no longer intends to solicit proxies, in support of the election of the proposed nominee(s), from stockholders representing the percentage of the voting power of the Corporation’s common stock entitled to vote on the election of directors that is required by Rule 14a-19(a)(3) of the Exchange Act) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder.

(4)	For a stockholder’s notice to comply with the requirements of this Section 2.10, all the information required to be included therein by this Section 2.10 must be expressly set forth in writing directly within the body of the stockholder’s notice, rather than being incorporated by reference from any other document or writing, including, but not limited to, any correspondence or any documents filed with the SEC, a court, or another governmental body. Any attempt to incorporate by reference information from other documents into the stockholder’s notice shall be disregarded and shall have the effect of causing the information attempted to be incorporated to not be disclosed for purposes of this Section 2.10.

(5)	For a stockholder’s notice to comply with the requirements of this Section 2.10, each of the requirements of this Section 2.10 shall be directly and expressly responded to and a stockholder’s notice must clearly indicate and expressly cross-reference which provisions of this Section 2.10 the information disclosed is intended to be responsive to. Any global cross-references shall be disregarded, and information disclosed in a stockholder’s notice in response to any provision of this Section 2.10 shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is unambiguously apparent how such information is responsive to such other provision.

(6)	A stockholder submitting a stockholder’s notice pursuant to this Section 2.10, by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that, except as provided by applicable law, none of the Corporation, the Board of Directors, or any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a stockholder’s notice.

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(7)	Subject to Rules 14a-8 and 14a-19 under the Exchange Act, nothing in this Section 2.10 or elsewhere in these Bylaws shall be deemed to give any stockholder the right to have any nominations of persons for election to the Board of Directors or other proposed business included or described in any proxy statement prepared by the Corporation. Notwithstanding any notice of the meeting, proxy statement, or supplement thereto disseminated to stockholders on behalf of the Corporation, a stockholder must separately comply with the requirements of this Section 2.10 to propose any nominations or other business at any stockholders’ meeting, including delivering its own separate and timely stockholder’s notice to the Secretary that complies in all respects with the requirements of this Section 2.10.

(8)	For purposes of these Bylaws, the terms “Affiliate” and “Associate” (and any plural forms thereof) shall have the meanings ascribed to such terms in Rule 12b-2 promulgated by the SEC under the Exchange Act. For purposes of these Bylaws, the terms “beneficial owner” and “beneficial ownership” shall have the meanings set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will also be deemed to be the beneficial owner of (i) all shares of the Corporation’s authorized share capital which such person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement, or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional; and (B) economic exposure to through any option, warrant, convertible security, swap, hedging, or derivative instrument or agreement of any nature; and (ii) all shares of the Corporation’s authorized share capital which such person or any of such person’s Affiliates has or shares the right to vote or dispose. For purposes of these Bylaws, “public announcement” or its corollary “publicly announced” shall mean disclosure (i) in a press release issued by the Corporation reported by a widely circulated news or wire service, (ii) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder, (iii) by the Corporation pursuant to another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(9)	Nothing in this Section 2.10 shall be deemed to affect (i) the rights of stockholders to request inclusion of proposals in, nor the right of the Corporation to omit proposals from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and the SEC Staff’s interpretations, guidance, and no-action letter determinations relating thereto, or (ii) the rights of the holders of any series of preferred stock if and to the extent provided for under applicable law, the Certificate of Incorporation, or these Bylaws.

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(10)	Notwithstanding anything in these Bylaws to the contrary, a stockholder submitting a stockholder’s notice pursuant to this Section 2.10 shall, at all times prior and subsequent to the submission of such notice, comply with all applicable requirements of state and federal law, including, without limitation, the Exchange Act and the rules and regulations thereunder (including, without limitation, those relating to the timely and accurate filing with the SEC of Schedules 13D and 14A and all amendments and supplements thereto and the notice, filing, solicitation, and other requirements contained in Rule 14a-19 promulgated under the Exchange Act), as well as any interpretative guidance issued by, and/or requests from, the Staff of the SEC, with respect to the matters set forth in these Bylaws, including, without limitation, this Section 2.10, and the actions contemplated hereby; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered. Unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with any of the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such proposed nominees and such nomination shall be disregarded (but in the case of any form of proxy naming other nominees, including those named pursuant to Rule 14a-19(e)(1) promulgated under the Exchange Act, only the votes cast for the disregarded nominees). If any stockholder provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date or any adjournment or postponement thereof reasonable evidence that the requirements of Rule 14a-19(a)(3) of the Exchange Act have been satisfied.

Section 2.11.	Submission of Questionnaire, Representation, and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of a stockholder’s notice under Section 2.10 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualifications, stock ownership, and independence of such proposed nominee and a written representation and agreement that such individual (a) is not and will not become a party to (i) any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with, and has not given any commitment or assurance (whether written or oral, formal or informal, or monetary or non-monetary) to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed in writing to the Company; (c) if elected as a director of the Corporation, will comply, with all applicable corporate governance, code of conduct and ethics, conflict of interest, confidentiality, stock ownership, and trading policies, and any other of the Corporation’s policies or guidelines applicable to directors and in effect during such person’s term in office as a director; (d) if elected as a director of the Corporation, will comply with all applicable rules of the SEC, all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, and all applicable fiduciary duties under state law; (e) is not now subject to any governmental law, regulation, order, decree, or sanction that could prohibit or limit such director nominee’s service on the Board of Directors or any committee thereof; and (f) if elected as a director of the Corporation, intends to serve the entire term of such directorship. In the case of the questionnaire and the written representation and agreement, the proposing stockholder shall request the forms of both documents in writing from the Secretary prior to submitting the stockholder’s notice and the Secretary shall provide such forms to such stockholder within five (5) business days after receiving such written request.

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Section 2.12.	Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE 3

DIRECTORS

Section 3.01.	General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02.	Number, Election and Term of Office. The Board of Directors shall consist of five directors. The exact number of directors may from time to time be changed solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The Board shall be divided into two classes, designated Class I and Class II. Class I shall consist of two members and Class II shall consist of three members. Each director shall serve for a term ending on the date of the second annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the corporation’s first annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class II shall serve for an initial term expiring at the corporation’s second annual meeting of stockholders following the effectiveness of this provision. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

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Section 3.03.	Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04.	Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

Section 3.05.	Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06.	Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07.	Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Secretary, at the written request of any three directors, or by the Chairman of the Board, or, in the event that the office of the Chairman of the Board is vacant, by the Chief Executive Officer, or in the event that the offices of the Chairman of the Board and Chief Executive Officer are vacant, by the Lead Independent Director. Notice of any meeting shall be sent to each director either (a) by reputable overnight delivery service to his or her residence or usual place of business in circumstances to which such service guarantees next day delivery, not later than on the day that is the second business day immediately preceding the day of such meeting, or (b) by electronic mail or other electronic means, not later than twenty-four (24) hours before the time of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If sent by overnight delivery service, such notice shall be deemed to be given when delivered to such service; if sent by electronic mail or other electronic transmission, such notice shall be deemed to be given when transmitted. Notice of any meeting of the Board of Directors need not, however, be given to any director, if notice is waived by him or her in writing or if, subject to applicable law, he or she shall be present at the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat, except when a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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Section 3.08.	Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.09.	Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10.	Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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Section 3.11.	Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12.	Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 3.14.	Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 3.15.	Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.12 and 3.13 of this Article 3 unless otherwise provided therein.

ARTICLE 4

OFFICERS

Section 4.01.	Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of (i) President and Secretary and/or (ii) Chief Executive Officer and Secretary.

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Section 4.02.	Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03.	Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.04.	Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05.	Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06.	Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

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ARTICLE 5

CAPITAL STOCK

Section 5.01.	Certificates for Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02.	Transfer of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03.	Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01.	Fixing the Record Date.

(a)	In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

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(b)	In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)	In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.02.	Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03.	Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year. The fiscal year of the corporation may be changed by the board of directors.

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Section 6.04.	Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.05.	Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.06.	Exclusive Forum. To the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation arising pursuant to any provision of Delaware Law or the Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Chancery Court dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. The federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the provisions of this Section 6.06 shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Section 6.07.	Amendments. The Board of Directors is expressly empowered to alter, amend or repeal these Bylaws or adopt new bylaws. Any alteration, amendment or repeal of these Bylaws by the Board of Directors or adoption of new bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to alter, amend or repeal these Bylaws or adopt new bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of greater than fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election or directors, voting together as a single class.

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